EXHIBIT 21

SUBSIDIARY CORPORATIONS OF CUBIC CORPORATION
PLACE OF INCORPORATION AND PERCENTAGE OWNED

Subsidiary	Place of Incorporation	Percentage Owned

CONSOLIDATED CONVERTING CO.
Whittier, California	California	100%

CUBIC APPLICATIONS, INC.
Lacey, Washington	California	100%

CUBIC COMMUNICATIONS, INC.
San Diego, California	California	100%

CUBIC DATA SYSTEMS, INC.
San Diego, California	California	90%

CUBIC DE MEXICO
Tijuana, Mexico	Mexico	100%

CUBIC DEFENSE APPLICATIONS, INC.
San Diego, California	California	100%

CUBIC FAR EAST (SINGAPORE) PTY LTD.
Singapore	Singapore	100%

CUBIC FOREIGN SALES, INC.	St. Thomas
San Diego, California	U.S. Virgin Islands	100%

CUBIC HOLDINGS LTD.
Aukland, New Zealand	New Zealand	100%

CUBIC LAND, INC.
San Diego, California	California	100%

CUBIC MICROCHIP DEVELOPMENT CORPORATION
San Diego, California	California	100%

CUBIC TRANSPORTATION SYSTEMS, INC.
San Diego, California	California	100%

CUBIC TRANSPORTATION SYSTEMS FAR EAST LIMITED
Hong Kong, China	Hong Kong	100%

CUBIC TRANSPORTATION SYSTEMS LIMITED
London, England	England	100%*

* (100% owned subsidiary of Cubic (UK) Limited)

Subsidiary	Place of Incorporation	Percentage Owned

CUBIC TRANSPORTATION SYSTEMS (AUSTRALIA) PTY LIMITED
New South Wales, Australia	Australia	100%*

* (50% owned subsidiary of Cubic Corporation and 50% owned subsidiary of Cubic Transportation Systems, Inc.)

CUBIC (UK) LIMITED
London, England	England	100%

CUBIC WORLDWIDE TECHNICAL SERVICES, INC.
San Diego, California	Delaware	100%

ECC INTERNATIONAL CORP.
Orlando, Florida	Delaware	100%

NAVSAT CORPORATION
San Diego, California	California	100%

OSCMAR INTERNATIONAL LIMITED
Auckland, New Zealand	New Zealand	100%*

* (100% owned subsidiary of Cubic Holdings Ltd.)